UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 1, 2009

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	0-23137 (Commission File Number)	91-1628146 (I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 2.02.	Results of Operations and Financial Condition.
     On May 7, 2009, RealNetworks, Inc. (the “Company” or “RealNetworks”) announced via press release the Company’s results for its first quarter ended March 31, 2009. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and additional information regarding the inclusion of non-GAAP financial measures in certain of the Company’s public disclosures, including its first quarter 2009 financial results announcement, is included as Exhibit 99.2. The information in Item 2.02 of this Form 8-K is intended to be furnished to the Securities and Exchange Commission (“SEC”). This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective May 1, 2009, the Board of Directors (the “Board”) of RealNetworks appointed John Chapple as a non-employee director. Mr. Chapple fills the vacancy resulting from the resignation of Jeremy Jaech, which became effective on May 1, 2009. The Company previously reported that Mr. Jaech will not stand for re-election at its 2009 annual shareholders meeting. Mr. Chapple will serve as a Class 3 director and will serve a term expiring at the 2009 annual shareholders meeting. The Company anticipates that Mr. Chapple will be nominated to serve a full three-year term at the 2009 annual shareholders meeting later this year. The Board intends to appoint Mr. Chapple to serve as a member of the Compensation Committee of the Board.
     Mr. Chapple has served as president of Hawkeye Investments LLC, a privately-owned equity firm investing primarily in telecommunications and real estate ventures, since October 2006. Prior to forming Hawkeye, Mr. Chapple served as president, chief executive officer and chairman of the board of Nextel Partners from January 1998 to June 2006, when the company was purchased by Sprint Communications. From 1995 to 1997, Mr. Chapple was the president and chief operating officer of Orca Bay Sports and Entertainment in Vancouver, B.C., a professional sports and entertainment company which at the time owned and operated Vancouver’s National Basketball Association and National Hockey League sports franchises in addition to the General Motors Place sports arena. From 1988 to 1995, he served as executive vice president of operations for McCaw Cellular Communications and subsequently AT&T Wireless Services following the merger of those companies.
     Mr. Chapple also serves on the boards of directors of Yahoo! Inc., a leading global Internet company, Cbeyond, Inc., a voice and broadband Internet provider, and privately held companies Seamobile Enterprises, which provides integrated wireless services at sea, and Telesphere Networks, Inc., a VOIP (Voice over Internet Protocol) company. Mr. Chapple has served as a member of Syracuse University’s Board of Trustees since 2005 and as Chairman since 2008. In addition, Mr. Chapple serves on the Advisory Boards of the Maxwell School of Syracuse University; Diamond Castle Holdings, LLC, a private equity firm based in New York City; the Daniel J. Evans School of Public Affairs at the University of Washington; Apostle Islands Historic Preservation Conservancy in Wisconsin; and Jobvana, a Seattle-based internet company. Mr. Chapple holds a B.A. degree in Political Science from Syracuse University and has an Advanced Management Program degree from Harvard University.
     Upon joining the Board, Mr. Chapple was granted nonqualified stock options to purchase 45,000 shares of RealNetworks common stock under the RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated (the “2005 Plan”), at an exercise price equal to the closing price of RealNetworks’ common stock on the date of grant as reported on the Nasdaq Global Select Market. The options granted to Mr. Chapple have a seven year term and will become fully vested on the first anniversary of the grant date. Mr. Chapple will receive $5,000 per quarter for his services as a director. Mr. Chapple will also receive $1,000 for his participation in each Board meeting and each meeting of a Board committee. Pursuant to the RealNetworks, Inc. 2007 Director Compensation Stock Plan, a sub-plan administered under the 2005 Plan, Mr. Chapple may elect to receive all or a portion of the cash compensation payable to him in shares of RealNetworks common stock.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated May 7, 2009
99.2	Information Regarding Non-GAAP Financial Measures

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:	/s/ Michael Eggers
Michael Eggers
Senior Vice President, Chief Financial Officer and Treasurer

Dated: May 7, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by RealNetworks, Inc. dated May 7, 2009
99.2	Information Regarding Non-GAAP Financial Measures